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EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Edwards Lifesciences Corporation, a Delaware corporation, do hereby constitute and appoint Michael A. Mussallem and Corinne H. Lyle, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Title	Date
/s/ MICHAEL A. MUSSALLEM Michael A. Mussallem	Chairman of the Board and Chief Executive Officer	June 9, 2003
/s/ MIKE. R. BOWLIN Mike. R. Bowlin	Director	June 2, 2003
/s/ ROBERT A. INGRAM Robert A. Ingram	Director	May 30, 2003
/s/ VERNON R. LOUCKS JR. Vernon R. Loucks Jr.	Director	June 2, 2003
/s/ PHILIP M. NEAL Philip M. Neal	Director	June 9, 2003
/s/ DAVID E.I. PYOTT David E.I. Pyott	Director	June 9, 2003

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  EXHIBIT 24
POWER OF ATTORNEY